SCHEDULE 14A INFORMATION

                        Proxy Statement Pursuant to Section 14(a)
                         of the Securities Exchange Act of 1934
                                   (Amendment No.     )

Filed by the Registrant		[X]
Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ]     Confidential, for Use of the Commission Only (as permitted by
        Rule 14a-6(e)(2))
[X]	    Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                    TMS, INC.
                                  -------------
                (Name of Registrant as Specified in its Charter)

      ------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	    $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-
        6(i)(2) or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
        and 0-11

        1) Title of each class of securities to which transaction applies:

        2) Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which the filing fee is calculated and state how it was determined):

        4)      Proposed maximum aggregate value of transaction:

        5)      Total fee paid:

[ ]	    Fee paid previously with preliminary materials.

[ ]	    Check box if any part of the fee is offset as provided by
        Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)      Amount previously paid:

        2)      Form, Schedule or Registration Statement No.:

        3)      Filing Party:

        4)      Date Filed:

                                        TMS, INC.

                        NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                To Be Held January 17, 1997


        Notice is hereby given that the Annual Meeting of Shareholders of TMS, Inc., an Oklahoma corporation (the "Company"), will be held in Room 300 of the Centennial Student Lounge, Student Union Building, on the campus of Oklahoma State University, Stillwater, Oklahoma, on Friday, January 17, 1997, at 10:00 a.m., Central Standard Time, for the following purposes:

        (1) To elect five persons to serve as directors of the Company;

        (2) To approve and ratify the selection of KPMG Peat Marwick LLP as independent auditors; and

        (3) To consider and act upon any other matters which may properly come before the Meeting or adjournments thereof.

            Shareholders of record at the close of business on November 22, 1996 shall be entitled to notice of and to vote at the Meeting or any adjournment thereof.


                                        BY ORDER OF THE BOARD OF DIRECTORS,




                                        Marshall C. Wicker, Secretary


December 11, 1996

                                        TMS, INC.
                                206 West Sixth Street
                             Stillwater, Oklahoma 74074

                                    PROXY STATEMENT
                                        FOR THE
                            ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD JANUARY 17, 1997

        This Proxy Statement is furnished to shareholders of TMS, Inc., an Oklahoma corporation (the "Company"), in connection with the solicitation of proxies to be used at the Annual Meeting of Shareholders (the "Meeting") to be held in Room 300 of the Centennial Student Lounge, Student Union Building on the campus of Oklahoma State University, Stillwater, Oklahoma on Friday, January 17, 1997, at 10:00 a.m., Central Standard Time, or at any adjournment thereof. The persons named as proxies in the enclosed form were selected by the Board of Directors of the Company.

        This Proxy Statement and the accompanying proxy are first being mailed to shareholders on or about December 11, 1996. The Annual Report to Shareholders, including financial statements for the fiscal year ended August 31, 1996, has been previously mailed to shareholders.

                                        GENERAL

Outstanding Shares and Voting Rights; Voting Procedures

        At November 22, 1996, the Company had 13,297,604 shares of common stock, $.05 par value ("Common Stock"), outstanding. The presence, in person or by proxy, of the holders of at least a majority of the outstanding shares of Common Stock is necessary to constitute a quorum of such class at the Meeting. Shareholders have no cumulative voting rights.

        Any person signing and mailing the enclosed proxy may vote in person if in attendance at the Meeting. Proxies may be revoked at any time before they are voted by notifying the Secretary of such revocation, in writing, at the Meeting, or by submitting a later dated proxy. Shareholders are encouraged to vote on the matters to come before the Meeting by marking their preferences on the enclosed proxy and by dating, signing, and returning the proxy in the enclosed envelope. If a preference is not indicated on a proxy, the proxy will be voted "FOR" the nominees to serve as directors of the Company and "FOR" the ratification and selection of independent auditors.

        It is not anticipated that matters other than those described above and in the Notice of Annual Meeting, to which this Proxy Statement is appended, will be brought before the Meeting for action, but if any other matters properly come before the Meeting, it is intended that votes thereon will be cast pursuant to said proxies in accordance with the best judgment of the proxy holders.

        With respect to the tabulation of votes on any matter, abstentions are treated as present or represented and entitled to vote at the Meeting, while non-votes by nominees are treated as not being present or represented and not entitled to vote at the Meeting.

Record Date

        The close of business on November 22, 1996 has been fixed as the record date for the determination of shareholders entitled to receive notice of and to vote at the Meeting. Each outstanding share of Common Stock is entitled to one vote on all matters herein.

Expenses of Solicitation

        The expenses of this solicitation of proxies will be borne by the Company, including expenses in connection with the preparation and mailing of this Proxy Statement and all documents which now accompany or may hereafter supplement it. Solicitations will be made only by the use of the mails, except that, if deemed desirable, officers and regular employees of the Company may solicit proxies by telephone, telegraph, or personal calls. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the Common Stock held of record by such persons and that the Company will reimburse them for their reasonable expenses incurred in connection therewith.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table sets forth information regarding the beneficial ownership of shares of the Company's Common Stock as of October 31, 1996, by each shareholder known to the Company to be a beneficial owner of more than 5% of Company's Common Stock. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of Common Stock.

                                    Amount and Nature              Percent
Name and Address                 of Beneficial Ownership         of Class (1)

Dana R. Allen                          2,082,506 (2)                15.7%
433 Airport Boulevard,
Suite 414
Burlingame, California 94010

Theodore A. Walker                       920,000 (3)                 6.9%
P.O. Box 1580
Alvin, Texas 77512

James R. Rau, M.D.                       717,000 (4)                 5.4%
1203 South Hill Street
Alvin, Texas 77511
-----------------------------

(1) Shares of Common Stock subject to options currently exercisable or exercisable on or before February 16, 1997 ("Currently Exercisable Options"), are deemed outstanding for purposes of computing the percentage for such person but are not deemed outstanding in computing the percent of any other person.

(2)	    Includes 34,044 shares subject to currently exercisable options.

(3)	    Includes 56,000 shares which are held by Mr. Walker in joint tenancy with his wife, Jerline, with whom he shares voting and investment power.

(4)	    Includes 345,010 shares held by Dr. Rau's wife, Martha, with whom he shares voting and investment power as to such shares, and 100,000 shares subject to Currently Exercisable Options.

             As of the close of business on October 31, 1996, Cede & Co. owned of record, but not beneficially, 4,820,646 shares (36.3%) of Common
Stock. Cede & Co., the nominee for the Depository Trust Company, holds securities of record for participating financial institutions such as banks and broker/dealers.

Market for the Company's Common Stock

        The Company's Common Stock is traded in the over-the-counter market, and prices are quoted by the National Quotation Bureau, Incorporated ("NQB") on the "pink sheets," and the NASD Non-Nasdaq OTC Bulletin Board. The following table sets forth the quarterly range of high and low bid prices of the Company's Common Stock for fiscal years 1995 and 1996. The quotations are inter-dealer prices without retail mark-ups, mark-downs, or commissions and may not represent actual transactions. The source of such quotations is the NQB.


                                            Bid Prices
                                            ----------
                Fiscal 1995             High            Low
                -----------             ----            ---
                First Quarter       $    1/4        $   1/8
                Second Quarter          5/16            1/8
                Third Quarter             1             1/8
                Fourth Quarter            1            5/16


                Fiscal 1996             High            Low
                -----------             ----            ---
                First Quarter       $ 1-5/32            3/8
                Second Quarter         1-1/2            5/8
                Third Quarter          1-3/8          15/32
                Fourth Quarter           7/8            5/8


        The Company has not declared nor paid any cash dividends since its incorporation, nor does it anticipate that it will pay dividends in the foreseeable future. Any earnings realized by the Company are expected to be reinvested in the Company's business; however, the declaration and payment of dividends in the future will be determined by the Board of Directors in light of conditions then existing, including, among others, the Company's earnings, its financial condition and capital requirements (including working capital needs), and any arrangements restricting the payment of dividends.

        As of November 22, 1996, there were 745 record holders of Common Stock, which is the only outstanding class of the capital stock of the Company.

                                ELECTION OF DIRECTORS

General

        Pursuant to the Bylaws of the Company, the shareholders are to elect at the Meeting directors to hold office until the next Annual Meeting of Shareholders and until their successors shall be elected and shall qualify. The Board of Directors has fixed the number of directors at five for the ensuing year.

        The Board of Directors has no reason to believe that any nominee will become unavailable. However, in the event that any of the nominees should become unavailable, proxies solicited by the Board of Directors will be voted for the election of substitute nominees or additional nominees designated by the Board of Directors.

        PROXIES SOLICITED BY THE BOARD OF DIRECTORS, IF PROPERLY SIGNED AND RETURNED, WILL BE VOTED "FOR" THE ELECTION OF THE FIVE NOMINEES LISTED BELOW AS DIRECTORS OF THE COMPANY.

Information Concerning Nominees

        Certain information as of October 31, 1996, concerning the nominees to the Board of Directors of the Company, is set forth below based upon information supplied by such persons. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of Common Stock.

                                              Common Stock Beneficially Owned
                                              -------------------------------
                                  Director       Number         Percentage
                         Age        Since      of Shares       of Class (1)
                         ---        -----      ---------       ------------
Dana R. Allen             43         1996       2,082,506 (2)       15.7%
James R. Rau, M.D.        67         1990         717,000 (3)        5.4%
Doyle E. Cherry           54         1988         255,903 (4)        1.9%
Maxwell Steinhardt        42         1995         382,155 (5)        2.9%
Marshall C. Wicker        70         1994         311,828 (6)        2.3%
All executive officers
and directors as a
group (9 persons)                               4,278,418 (7)       32.2%

-------------------

(1)	    Shares of Common Stock subject to options currently exercisable or exercisable on or before February 16, 1997 ("Currently Exercisable Options"), are deemed outstanding for purposes of computing the percentage for such person but are not deemed outstanding in computing the percent of any other person.

(2)	    See footnote (2) to the table under the heading "Security Ownership of Certain Beneficial Owners."

(3)	    See footnote (4) to the table under heading "Security Ownership of
        Certain Beneficial Owners."

(4)	    Includes 20,000 shares held by Mr. Cherry in joint tenancy with his wife, Theresa, with whom he shares voting and investment power; and 150,000 shares subject to Currently Exercisable Options.

(5)	    Shares held by Mr. Steinhardt in joint tenancy with his wife, Amanda, with whom he shares voting and investment power, and 82,155 shares subject to Currently Exercisable Options.

(6)	    Includes 163,399 shares held by Mr. Wicker in joint tenancy with his wife, Bettye, with whom he shares voting and investment power.

(7)	    Includes 910,564 shares as to which directors and executive officers share voting and investment power with others and 774,457 shares subject to Currently Exercisable Options.

Information Concerning Nominees

        The Company's nominees for the five directorships are listed below with brief statements setting forth their principal occupations and other biographical information.

        Maxwell Steinhardt has served as Chairman of the Board of Directors and Chief Executive Officer of the Company since March 1996 and has served as President since June 1993. From 1990 to June 1993 he was Vice President, Marketing and Sales, of the Company. Mr. Steinhardt was elected to the Company's Board of Directors in 1994. From October 1988 until joining the Company in August 1990, he served as Vice President of Marketing and Sales for First Pacific Networks ("FPN"), a telecommunications equipment company located in Sunnyvale, California.
From 1985 until joining FPN, Mr. Steinhardt was Managing Partner and founder of CTPS, Inc., a technology consulting firm. Mr. Steinhardt graduated from Princeton University in 1978 with a Bachelor of Arts degree in political science.

        Dana R. Allen has served as Executive Vice President and Director of the Company since March 1996 and serves as President of the TMS West
Coast subsidiary operations. Mr. Allen was President of Sequoia Computer Corporation ("Sequoia") from 1987 until it became a subsidiary of the Company in March 1996. Prior to founding Sequoia in 1987, Mr. Allen was Data Development Manager and Product Manager for Triad Systems, Inc., a data services company. Prior to that time, Mr. Allen served as President of H&A Auto Parts, an auto parts retailer/wholesaler.

        Doyle E. Cherry has served as a Director of the Company since 1988. Mr. Cherry is a chartered financial consultant who since 1961 has worked in the insurance and securities industries and the actuarial, tax and financial consulting fields. From 1982 to August 1993, Mr. Cherry also served as President and Chief Executive Officer of First Market
Corporation and the First Market Group of Companies. Since July 1993, he has served as President of Thiotech USA, Inc., a chemical manufacturer and distributor located in Houston, Texas.

        Dr. James R. Rau has served as a Director of the Company since 1990. Dr. Rau practiced medicine from 1956 to 1985 in a private practice and from 1985 to 1988 as a part-time physician with the Monsanto Company in Houston, Texas. Since leaving Monsanto, Dr. Rau has managed his financial and real estate investments.

        Marshall C. Wicker has served as a Director of the Company since 1994. Since 1983, he has owned and operated Marwick Enterprises, which is engaged in ranching and investments. Mr. Wicker is a Professional Engineer and a member of the American Association of Petroleum Geologists and Society of Exploration Geophysicists.

Executive Officers

        The following sets forth the name and a description of the background and principal occupation of each executive officer of the Company who is not a director of the Company.

        Arthur D. Crotzer, 44, has served in various capacities with the Company since 1983, and is currently serving as Senior Vice President, Engineering. Mr. Crotzer was awarded a Bachelor of Science degree in math and physics from Austin Peay State University in 1973 and in 1975 he earned a Master of Science degree in computer science from Oklahoma State University.

        Deborah D. Mosier, 29, joined the Company in 1995 as Controller of Financial Operations and was appointed Chief Financial Officer in October 1996. Prior thereto, Ms. Mosier worked for six years in the audit practice of KPMG Peat Marwick LLP. Ms. Mosier received her Bachelor of Science Degree with a major in accounting from Oklahoma State University and is a Certified Public Accountant.

        Richard P. Scanlan, 34, joined the Company in 1989 as a project manager and technical consultant for customers. He served as Director of Sales from 1992 to 1993, when he became Vice President of Sales. He received a Bachelor of Science degree in business management from Oklahoma State University in 1985, and in 1989 he received a second Bachelor of Science degree in management science and computer systems from Oklahoma State University. Prior to joining the Company, he spent seven years in store management positions with Wal-Mart Stores, Inc.

        Gail L. Bower, 44, joined the Company in 1991 as manager of West Coast sales operations and was appointed Director of Marketing in 1993 and Vice President in 1994. In June 1996, Ms. Bower was named Vice President of Business Development. Ms. Bower was formerly a product manager for KnowledgeSet, a CD-ROM publishing software developer, and manager of a Computerland franchise.

Board of Directors' Meetings

        During the 1996 fiscal year, the Company's Board of Directors held three meetings. All members of the Board of Directors attended more than seventy-five percent (75%) of the Board of Directors' meetings.

Committees of the Board

        The Board of Directors has a standing Compensation Committee. Such committee is currently comprised of Dr. Rau and Messrs. Cherry, Steinhardt and Wicker, and conducts all necessary business during the regular meetings of the Board or through action by written consent. The Compensation Committee administers the Company's stock option plans. The Company does not have a standing nominating committee.

Certain Relationships and Related Transactions

        No officer or director had transactions with or indebtedness to the Company in excess of $60,000 during the fiscal year ended August 31, 1996.

Compliance with Section 16(a) of the Securities Exchange Act

        Section 16(a) of the Securities Exchange Act of 1934 and the rules promulgated thereunder require that certain officers, directors and beneficial owners of the Company's Common Stock file various reports with the Securities and Exchange Commission (the "SEC"). Based solely upon a review of such reports filed with the SEC, the Company believes that no late reports were filed, for the fiscal year ended August 31, 1996.

                        EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officers of the Company. During the last fiscal year, no director or executive officer was granted any stock appreciation rights or restricted stock awards.

                                Annual Compensation    Long-Term Compensation
                                -------------------    ----------------------
                                                        Number of Securities
Name and Principal Position   Year    Salary   Bonus     Underlying Options
-----------------------------------------------------------------------------
Maxwell Steinhardt (1)        1996  $110,667   -0-              -0-
                              1995  $ 95,000   -0-              -0-
                              1994  $ 83,750   -0-            82,155

J. Richard Phillips (1)       1996  $ 56,000   -0-              -0-
                              1995  $ 84,000   -0-              -0-
                              1994  $ 78,319   -0-            89,327


(1)	Mr. Steinhardt became Chief Executive Officer in March 1996, and Mr.
Phillips resigned as Chief Executive Officer and retired from the Company at that time.

                        APPROVAL OF SELECTION OF AUDITORS

        Subject to approval by the shareholders, the Board of Directors has selected the firm of KPMG Peat Marwick LLP, certified public accountants (the "Auditors"), as auditors of the Company for the year ending August 31, 1997. Representatives of the Auditors are expected to be present at the Meeting to respond to questions of shareholders.

        The Company has been advised by the Auditors that neither the firm nor any of its associates has any relationship with the Company or any affiliate of the Company other than the usual relationship that exists between independent public accountants and their clients. To the knowledge of the Board of Directors, neither the Auditors nor any of its associates has any direct or material indirect financial interest in the Company and its subsidiaries in the capacities of promoter, underwriter, voting trustee, director, officer, or employee.

        During the past fiscal year, the Auditors have examined the accounts of the Company and provided other services with respect to certain filings of the Company with the Securities and Exchange
Commission.

        The affirmative vote of the holders of a majority of the shares of Common Stock present at the Meeting in person or by proxy and entitled to vote is required to approve this proposal.

        The Board of Directors recommends a vote "FOR" the selection of KPMG Peat Marwick LLP as auditors of the Company for the current fiscal year and the proxy, unless otherwise indicated thereon, will be voted "FOR" the ratification of KPMG Peat Marwick LLP as auditors of the Company for the current fiscal year.

                        SHAREHOLDERS' PROPOSALS

       Proposals by shareholders intended to be presented at the 1997 Annual Meeting of Shareholders must be received by the Company prior to September 30, 1997, in order for the proposals to be included in the proxy statement and proxy card relating to such meeting. It is suggested that proposals be submitted to the Company by certified mail, return receipt requested.


                             OTHER MATTERS

        Management knows of no other business which is likely to be brought before the Meeting. If other matters not now known to management come before the Meeting, however, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment.



                                        BY ORDER OF THE BOARD OF DIRECTORS,



                                        MARSHALL C. WICKER, Secretary


December 11, 1996



        A copy of the Company's Form 10-KSB Annual Report as filed with the Securities and Exchange Commission will be furnished without charge to shareholders on request to the Chief Financial Officer of the Company, at its address stated herein.







                                TMS, INC.
                        206 West Sixth Street
                     Stillwater, Oklahoma 74074

        This Proxy is solicited on behalf of the Board of Directors of TMS, Inc. (the "Company"). The undersigned hereby appoints Doyle E. Cherry, Maxwell Steinhardt, and James R. Rau, M.D., as proxies, each with the power to appoint his substitute, and hereby appoints and authorizes them to represent and vote as designated below, all of the shares of common stock of the Company held of record by the undersigned on November 22, 1996, at the Annual Meeting of Shareholders to be held on January 17, 1997, or any adjournment thereof.

1.  ELECTION OF DIRECTORS   [ ]FOR all nominees        [ ]WITHHOLD AUTHORITY
                               listed below               to vote for all
                               (except as marked          nominees listed
                               to the contrary below)     below

            Dana R. Allen   Doyle E. Cherry   James R. Rau, M.D.
                   Maxwell Steinhardt   Marshall C. Wicker

(INSTRUCTION): To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below).
------------------------------------------------------------------------------

          [ ] FOR               [ ] AGAINST               [ ] ABSTAIN

2. PROPOSAL to approve and ratify the selection of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending
    August 31, 1997.

          [ ] FOR               [ ] AGAINST               [ ] ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

                (Continued and to be signed on the reverse side.)


        This proxy, when properly executed, dated and delivered, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3.

                               Please sign exactly as name appears below.
                               When shares are held by joint tenants, both should sign. When signing as attorney or as executor, administrator, trustee or guardian, please give full title as such. If corp-oration, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                               Dated:                              , 19
                                     ------------------------------    ----

                               X
                                -------------------------------------------
                                                (Signature)

                               X
                                -------------------------------------------
                                       (Signature, if held jointly)

                               PLEASE SIGN, DATE AND RETURN THE PROXY CARD
                               PROMPTLY USING THE ENCLOSED ENVELOPE.